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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A)(No. 2-87910) of Voyageur Tax Free Funds (comprised of Delaware Tax-Free Minnesota
Fund) of our report dated October 4, 2002, included in the 2002 Annual Report to shareholders.


                                                      /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
November 14, 2002